Exhibit 99.1

PRESS RELEASE

AnalogicTech Reports Financial Results for the Third Quarter 2010

Santa Clara, CA – October 26, 2010 – Advanced Analogic Technologies, Inc. (AnalogicTech,™ Nasdaq: AATI), an analog semiconductor company focused on powering innovative solutions in consumer electronics, computing, and communications markets, today reported financial results for the third quarter ended September 30, 2010.

Net revenue for the third quarter of 2010 was $25.0 million, a decrease of 4.4% over net revenue of $26.1 million for the third quarter of 2009 and a sequential increase of 7.9% from net revenue of $23.1 million for the second quarter of 2010.

In accordance with U.S. generally accepted accounting principles (GAAP), net loss for the third quarter of 2010 was $1.3 million, or $0.03 per diluted share. Included in the results for the third quarter of 2010, the Company recorded a one-time tax benefit of $3.4 million as a result of a settlement with the IRS for the 2005 and 2006 tax years. This compares to a GAAP net loss of $1.0 million, or $0.02 per diluted share for the third quarter of 2009, and a GAAP net loss of $3.9 million, or $0.09 per diluted share, for the second quarter of 2010.

On a non-GAAP basis, net loss for the third quarter of 2010 was $2.4 million, or $0.06 per diluted share. This compares to non-GAAP net income of $0.8 million, or $0.02 per diluted share, for the third quarter of 2009 and a non-GAAP net loss of $2.7 million, or $0.06 per diluted share, for the second quarter of 2010.

Please refer to the tables below for a reconciliation between GAAP and non-GAAP financial measures.

AnalogicTech reported gross margins of 43.5% for the third quarter of 2010, compared to 51.2% for the third quarter of 2009 and 45.5% for the second quarter of 2010. Non-GAAP gross margin was 44.2% for the third quarter of 2010, compared to 51.7% for the third quarter of 2009 and 45.8% for the second quarter of 2010. The Company ended the quarter with $90.8 million in cash, cash equivalents, and short-term investments.

“Solid sales in our handset business in Korea and Taiwan drove the sequential revenue increase in the third quarter,” stated Richard K. Williams, President, CEO and CTO of AnalogicTech.

© Advanced Analogic Technologies Incorporated	Page 1

“We continued to make progress on our end market diversification strategy and experienced further traction with our products for LED backlit HDTVs. In addition, customer concentration on a percentage basis declined significantly from the prior year. Specifically, sales in Korea comprised less than 50% of total revenue for the quarter.”

“As we have previously indicated, following a period of extensive investment in R&D we are returning our focus to profitability. At the end of the third quarter, we reduced our headcount in the U.S. by approximately 15% and realigned several management functions. Tightly managing expenses will continue to be a priority.”

Business Outlook

The following statements are based upon management’s current expectations. These statements are forward-looking, and actual results may differ materially. AnalogicTech undertakes no obligation to update these statements.

For the fourth quarter ending December 31, 2010, AnalogicTech estimates revenue in the range of $23 million to $25 million, and a net loss in the range of $0.09 to $0.07 per diluted share on a GAAP basis. The fourth quarter 2010 estimates include pre-tax quarterly stock-based compensation expense of approximately $1.3 million.

Non-GAAP Reporting

In addition to GAAP reporting, AnalogicTech reports net loss, gross margin and net loss per diluted share on a non-GAAP basis. This non-GAAP earnings information excludes certain items and their tax-related effects. AnalogicTech believes this non-GAAP earnings information provides meaningful insight into the Company’s ongoing operational performance and has therefore chosen to provide this information to investors as an additional dimension of comparability to similar companies. AnalogicTech also uses this information internally to evaluate and manage company operations and to determine incentive compensation. A reconciliation between GAAP and non-GAAP net loss, gross margin and loss per diluted share is included in the tables below.

The non-GAAP information included in this press release is not necessarily comparable to non-GAAP information of other companies. Non-GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as measures of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made.

© Advanced Analogic Technologies Incorporated	Page 2

Conference Call Details

The AnalogicTech third quarter 2010 teleconference and webcast is scheduled to begin at 4:30 p.m. Eastern Time on Tuesday, October 26, 2010. To participate in the live call, analysts and investors should dial 877-941-4776 or 480-629-9762 at least ten minutes prior to the call. AnalogicTech will also offer a live and archived webcast of the conference call, accessible from the company’s investor relations website at http://www.aati.com in the “Webcasts” section. A telephonic replay of the conference call will also be available through November 1, 2010, by dialing 800-406-7325 and entering the passcode 4374771#. Callers outside the U.S. and Canada may access the replay by dialing 303-590-3030 and entering the passcode 4374771#.

# # #

For More Information

Investor Contacts:

Brian McDonald	Lisa Laukkanen
Chief Financial Officer	The Blueshirt Group
AnalogicTech	415-217-4967
408-737-4788

About Advanced Analogic Technologies, Inc.:

Advanced Analogic Technologies (AATI) develops advanced semiconductor system solutions that play a key role in the continuing evolution of feature-rich, energy efficient electronic devices. The company focuses on addressing the application-specific power management needs of consumer devices such as mobile handsets, digital cameras, and netbooks/notebooks, as well as devices in a broad range of industrial, medical and telecom applications. AATI also licenses device, process, package, and application-related technologies. Headquartered in Silicon Valley, AATI has design centers in Santa Clara and Shanghai, and Asia-based operations and logistics. For more information, please visit www.analogictech.com. (AnalogicTech - F)

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

Statements contained in this release that are not historical facts are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including financial projections and forecasts, involve risks and uncertainties that could cause AnalogicTech’s actual results to differ materially from our current expectations. Factors that could cause AnalogicTech’s results to differ materially from those set forth in these forward-looking statements include customers’ cancellation or modification of their orders; our failure to accurately forecast demand for our products; the loss of, or a significant reduction in orders from, any of our significant customers; consumer demand for cellular phones and other mobile consumer electronic devices; worldwide economic and political conditions, particularly in Asia; our ability to manage inventory levels, fluctuations in our operating results; our inability to develop and sell new products; defects in or failures of our products; the expense and uncertainty involved in our customer design-win efforts; the financial viability of the distributors of our products; fluctuations in our costs to manufacture our products; our reliance on third parties to manufacture, test, assemble and ship our products; our ability to

© Advanced Analogic Technologies Incorporated	Page 3

retain and attract key personnel; our ability to compete with our competitors; and our ability to protect our intellectual property rights and not infringe the intellectual property rights of others. Other factors that may cause our actual results to differ from those set forth in the forward-looking statements contained in this press release and that may affect our prospects in general are described in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2009. AnalogicTech undertakes no obligation to update or revise forward-looking statements to reflect subsequent events or changed assumptions or circumstances.

AnalogicTech and the AnalogicTech logo are trademarks of Advanced Analogic Technologies, Inc. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders.

© Advanced Analogic Technologies Incorporated	Page 4

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	Sep. 30, 2010	Dec. 31, 2009 (*)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$30,160	$36,120
Short-term investments	60,609	65,883

Total cash, cash equivalents and short term investments	90,769	102,003
Accounts receivable, net of allowances	15,250	9,348
Inventories	11,911	7,234
Prepaid expenses and other current assets	2,223	4,291

Total current assets	120,153	122,876
Property and equipment, net	4,676	4,607
Other assets	3,502	3,110
Deferred income taxes	291	318
Intangible assets, net	67	117
Goodwill	16,116	16,116

TOTAL ASSETS	$144,805	$147,144

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$13,716	$6,614
Accrued liabilities	4,714	3,726
Income tax payable	107	114

Total current liabilities	18,537	10,454
Long-term income tax payable	1,820	4,365
Other long-term liabilities	295	275

Total liabilities	20,652	15,094

Total stockholders’ equity	124,153	132,050

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$144,805	$147,144

*	Amounts as of December 31, 2009 were derived from the December 31, 2009 audited consolidated financial statements.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended			Nine Months Ended
	Sep. 30, 2010	Sep. 30, 2009	Jun. 30, 2010	Sep. 30, 2010	Sep. 30, 2009
NET REVENUES	$24,982	$26,140	$23,146	$70,046	$65,667
Cost of revenues	14,111	12,763	12,609	38,035	33,763

GROSS PROFIT	10,871	13,377	10,537	32,011	31,904

OPERATING EXPENSES:
Research and development	8,679	6,928	7,836	23,617	20,319
Sales, general and administrative	6,546	6,337	6,109	18,816	18,047
Patent litigation	41	1,013	245	1,370	1,699

Total operating expenses	15,266	14,278	14,190	43,803	40,065

LOSS FROM OPERATIONS	(4,395)	(901)	(3,653)	(11,792)	(8,161)

INTEREST AND OTHER INCOME, NET	(12)	141	15	72	809

LOSS BEFORE INCOME TAXES	(4,407)	(760)	(3,638)	(11,720)	(7,352)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	(3,114)	256	273	(2,312)	1,361

NET LOSS	$(1,293)	$(1,016)	$(3,911)	$(9,408)	$(8,713)

NET LOSS PER SHARE:
Basic	$(0.03)	$(0.02)	$(0.09)	$(0.22)	$(0.20)

Diluted	$(0.03)	$(0.02)	$(0.09)	$(0.22)	$(0.20)

WEIGHTED AVERAGE SHARES USED IN
NET LOSS PER SHARE CALCULATION:
Basic	42,156	42,956	42,887	42,665	42,982

Diluted	42,156	42,956	42,887	42,665	42,982

Note: Stock-based compensation recorded in each expense classification above is as follows:

Cost of revenues	$120	$79	$65	$257	$227
Research and development	832	767	559	1,969	2,199
Sales, general and administrative	825	873	635	2,125	2,514

	$1,777	$1,719	$1,259	$4,351	$4,940

Financial Summary (Non-GAAP)

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended
	Sep. 30, 2010	Sep. 30, 2009	Jun. 30, 2010
GAAP TO NON-GAAP RECONCILIATION

GROSS MARGIN:

GAAP GROSS MARGIN	$10,871	$13,377	$10,537
GAAP GROSS MARGIN %	43.5%	51.2%	45.5%
Amortization of acquired intangibles	—	54	—
Stock-based compensation	120	79	65
Restructuring and other severance expenses	49	—	—
NON-GAAP GROSS MARGIN	11,040	13,510	10,602
NON-GAAP GROSS MARGIN %	44.2%	51.7%	45.8%

NET LOSS:

NET LOSS ON GAAP BASIS:	$(1,293)	$(1,016)	$(3,911)
Reserve release due to settlement of an IRS audit	(3,407)	—	—
Stock-based compensation	1,777	1,719	1,259
Amortization of acquired intangibles	—	64	—
Restructuring and other severance expenses	532	—	—
Associated tax effects of above adjustments	(527)	(326)	(221)
Deferred tax asset valuation allowance	527	326	221

Total adjustments	(1,098)	1,783	1,259

NET INCOME (LOSS) ON A NON-GAAP BASIS:	$(2,391)	$767	$(2,652)

EPS:

GAAP EPS, DILUTED	$(0.03)	$(0.02)	$(0.09)
NON-GAAP EPS, DILUTED	$(0.06)	$0.02	$(0.06)

Weighted average shares used to calculate Non-GAAP diluted EPS:	42,156	44,338	42,887